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                                TCSI CORPORATION
                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1991 Stock Incentive Plan (No. 33-57540 and 333-8353), as amended, Equity Sharing Plan (No. 33-41808), as amended, and 1994 Board of Directors Stock Option Plan (No. 33-98842), as amended, and in the related Prospectuses, of TCSI Corporation of our report dated January 23, 1997, with respect to the consolidated financial statements and financial statement schedule of TCSI Corporation included in this annual report (Form 10-K) for the year ended December 31, 1996.



                                                       ERNST & YOUNG LLP



San Francisco, California
March 24, 1997